United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 5, 2014

Date of Report (date of earliest event reported)

Fox Factory Holding Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)

(831) 274-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On March 5, 2014, Fox Factory Holding Corp. (the “Company”), through its wholly owned subsidiary, ST USA Holding Corp., a Delaware corporation (“Buyer”), entered into an Asset Purchase Agreement (the “APA”) with Sport Truck USA, Inc., a Michigan corporation (“Seller”), which is engaged in the business of designing and distributing lifted suspension and related products for light trucks and sport utility vehicles (the “Business”), pursuant to which Buyer will purchase the Business, by acquiring substantially all of Seller’s assets (the “Acquired Assets”) and assuming certain of Seller’s liabilities in an asset purchase transaction (the “Transaction”). Under the terms of the APA, the “Purchase Price” will be the sum of $43,857,000 (the “Base Purchase Price”) plus/minus certain adjustment amounts (the “Adjustment Amounts”) plus potential earn-out payments aggregating up to a maximum of $29,295,000.

The APA contains customary representations, warranties, covenants and agreements of the parties. Each party’s obligation to consummate the APA is subject to certain conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) performance in all material respects by the other party of its covenants and agreements; and (iii) that there has been no “Material Adverse Effect” (as defined in the APA). Additionally, Buyer’s obligation to consummate the APA is contingent upon obtaining financing.

Upon consummation of the APA (the “Closing”), the Company will, through Buyer, pay: (i) to Seller, an amount equal to the sum of the Base Purchase Price plus/minus an estimate of the Adjustment Amounts less an escrow amount equal to $4,385,700 (the “Escrow Amount”) less certain indebtedness to be paid off at Closing (the “Indebtedness Payoff Amount”); (ii) the Escrow Amount to SunTrust Bank as escrow agent under the APA; and (iii) the Indebtedness Payoff Amount to Seller’s lenders.

The consummation of the transaction contemplated by the APA is conditioned upon, among other things: (i) approval of the Transaction by the Seller Employee Stock Ownership Plan and Trust (the “Seller ESOP”); (ii) the representations and warranties contained in the APA being true as of the date of Closing; (iii) delivery to the Company of the Bill of Sale and Assignment and Assumption Agreement for all the Acquired Assets and Assumed Liabilities (the “Bill of Sale and Assignment and Assumption Agreement”); (iv) an escrow agreement being executed by Seller, Buyer and Escrow Agent (the “Escrow Agreement”); and (v) a fairness opinion being issued to Seller ESOP (the “ESOP Fairness Opinion”).

The structure of the Transaction, as an asset purchase, allows the Purchase Price to be allocated among the Acquired Assets, providing the Company a tax benefit.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the APA, which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure

On March 6, 2014, the Company issued a press release announcing its entrance into the APA, which is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 7.01.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

d) Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

10.1	Asset Purchase Agreement, by and between ST USA Holding Corp. and Sport Truck USA, Inc., dated March 5, 2014.

99.1	Copy of press release issued by Fox Factory Holding Corp. on March 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date: March 6, 2014	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer, Secretary and Treasurer